UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) 13 November 2012

AMARANTUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Commission File No.   333-148922

Delaware	26-0690857
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	identification No.)

675 Almanor Ave, Sunnydale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A-2 below):

☐       Written communications pursuant to Rule 425 under the Securities Act.

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☒       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Prepared By:

JSBarkats, PLLC

18 East 41 st Street, 19 th Fl.

New York, NY 10017

www.JSBarkats.Com

This Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the possible benefits of MANF therapeutic applications and/or advantages presented by Amarantus’ PhenoGuard technology, as well as statements about expectations, plans and prospects of the development of Amarantus' new product candidates. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the risks that the anticipated benefits of the therapeutic drug candidates or discovery platforms, as well as the risks, uncertainties and assumptions relating to the development of Amarantus' new product receivable in candidates, including those identified under "Risk Factors" in Amarantus' most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q and in other filings Amarantus periodically makes with the SEC. Actual results may differ materially from those contemplated by these forward-looking statements Amarantus does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this presentation.

Item 1.01          Entry into a Material Definitive Agreement

On 9 November 2012, Amarantus Biosciences, Inc. (the “Company”) entered into a Settle Agreement with Ironridge Global IV Ltd. whereby the Company settled accounts payable due Ironridge in the amount of $511,310.00 by issuing Ironridge 23 million shares of Company common stock.

The settlement, which was approved by the Court, provided for issuance of that number of Company common shares that would equal the debt amount plus eight (8%), plus attorney fees divided by eighty (80%) of the closing price of the Company’s commons stock on the day prior to the Court’s approval of the Settlement Agreement. If the number of shares required to be issued pursuant to the settlement calculation is more or less than 23 million shares, Ironridge must return shares or be entitled to receive more shares.

On 14 November 2012, Amarantus Biosciences, Inc. (the “Company”), entered into a Convertible Promissory Note with Dominion Capital, LLC, or its registered assigns (“Dominion”), in the principal amount of $600,000.00, payable in four tranches, with a Maturity Date of 3 June 2013.

The Note bears interest at the rate of ten (10%) percent per annum from 14 November until paid in full, and can be converted into common shares of the Company at a price of ten ($0.10) cents per share, subject to certain conditions to be met by the Company.

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On 14 November 2012, Amarantus Biosciences, Inc. (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation, as amended, effecting an increase in the total number of authorized common shares of the Company from 250,000,000 to 1,000,000,000.

The 14 January 2012 Amendment to the Certificate of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following Exhibit is furnished solely for purposes of Item 5.03 of this Form 8-K:

Exhibit No.
3.1	Certificate of Amendment to the Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: 14 November 2012	/s/ Gerald Commissiong
Gerald Commissiong
Chief Executive Officer